UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 20, 2009
000-51562
Commission file number
AMERICAN COMMERCIAL LINES INC.
(Exact name of registrant as specified in its charter)

Delaware	75-3177794

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1701 E. Market Street, Jeffersonville, Indiana	47130
(Address of principal executive offices)	(Zip Code)
(812) 288-0100
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On February 20, 2009, American Commercial Lines LLC (“ACL LLC”), Jeffboat LLC (“Jeffboat”) and ACL Transportation Services LLC (“ACLTS” and collectively with ACL LLC and Jeffboat, the “Borrowers”), each a wholly owned indirect subsidiary of American Commercial Lines Inc. (the “Company”), entered into the Amendment No. 6 to Credit Agreement, dated as of February 20, 2009 (“Amendment No. 6”), which amended that certain Credit Agreement, dated as of April 27, 2007, (as amended, the “Credit Agreement”), by and among the Borrowers and Wells Fargo Bank, National Association as administrative agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents, Fortis Capital Corp. and Bank of America, N.A. (as successor to La Salle Bank National Association) as co-documentation agents, and the financial institutions party thereto from time to time (collectively, the “Lenders”). Amendment No. 6 provides an extension of the Credit Agreement through March 31, 2011 (from an initial expiration date of March 31, 2009). The current $550 million revolving commitment will be reduced initially to $475 million, then to $450 million on December 31, 2009 and to $400 million on December 31, 2010. In addition, Amendment No. 6, among other things, (i) changes the spread on LIBOR and base rate loans to 550 basis points and 450 basis points respectively, with 50 basis point increases each six months thereafter, and provides for a minimum rate of 3% and 5% on LIBOR and the base rate respectively, (ii) requires a minimum Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of (a) 1.50 to 1.00 at the end of any fiscal quarter from March 31, 2009 through June 30, 2010 and (b) 1.40 to 1.00 at the end of any fiscal quarter from and after September 30, 2010 (iii) imposes a maximum Total Leverage Ratio (as defined in the Credit Agreement) of (a) 3.50 to 1.00 at any time from January 1, 2009 through March 31, 2010, (b) 3.35 to 1.00 at any time from April 1, 2010 through June 30, 2010, (c) 3.25 to 1.00 at any time from July 1, 2010 through September 30, 2010 and (d) 3.00 to 1.00 at any time from and after October 1, 2010 and (iv) imposes limitations on annual Capital Expenditures (as defined in the Credit Agreement). Amendment and facility fees for Amendment No. 6 totaled approximately $21 million.
     The foregoing description of Amendment No. 6 does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Amendment No. 6 which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
     The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.
ITEM 8.01 OTHER EVENTS.
     On February 23, 2009, the Company issued a press release which is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit
Number	Description

10.1	Form of Amendment No. 6 to Credit Agreement, dated February 20, 2009, by and among American Commercial Lines LLC, Jeffboat LLC, and ACL Transportation Services LLC, and Wells Fargo Bank, National Association as administrative agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents, Fortis Capital Corp. and Bank of America, N.A. (as successor to La Salle Bank National Association) as co-documentation agents, and the financial institutions party thereto from time to time.

99.1	Press release of American Commercial Lines Inc. dated February 23, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN COMMERCIAL LINES INC. (REGISTRANT)
Date: February 23, 2009	By:	/s/ Dawn R. Landry
Dawn R. Landry
Senior Vice President General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Form of Amendment No. 6 to Credit Agreement, dated February 20, 2009, by and among American Commercial Lines LLC, Jeffboat LLC, and ACL Transportation Services LLC, and Wells Fargo Bank, National Association as administrative agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents, Fortis Capital Corp. and Bank of America, N.A. (as successor to La Salle Bank National Association) as co-documentation agents, and the financial institutions party thereto from time to time.

99.1	Press release of American Commercial Lines Inc. dated February 23, 2009.